Exhibit 23.2

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference on this Registration Statement on Form S-3 of our report dated January 15, 2001 relating to the financial statements of Epitope, Inc., which appears in OraSure Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Portland, Oregon.
February 4, 2002